Exhibit 3.2


                         AMENDED AND RESTATED BYLAWS


                      HEALTH INSURANCE OF VERMONT, INC.


                                  ARTICLE I

                                   OFFICES

      SECTION 1:1 Registered and Principal Office. The registered and principal office of Health Insurance of Vermont, Inc., (hereinafter called the Corporation), in the State of Vermont shall be at the following address:

                            One Roosevelt Highway
                          Colchester, Vermont 05446

or at such other location in the State of Vermont as the Board of Directors may hereafter designate.

      SECTION 1:2 Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Vermont as the Board of Directors may from time to time determine, or the business of the Corporation require.


                                 ARTICLE II

                          MEETINGS OF SHAREHOLDERS

      SECTION 2:1 Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may lawfully come before the meeting in accordance with these by-laws, shall be held at the registered office of the Corporation on the first Thursday in April, or at such other time as may be designated by the Board of Directors, if not a legal holiday in the State of Vermont, and if a legal holiday in said State, then on the next succeeding business day not a legal holiday.

      SECTION 2:2 Special Meetings. Special meetings of the shareholders, for any lawful purpose, may be called at any time (1) by the President, (2) by the Board of Directors, or (3) by the Secretary upon written request to him of the holders of not less than one-tenth of the shares of the Corporation entitled to vote at such meeting. A special meeting of shareholders shall be held at the registered office of the Corporation, or either within or without the State of Vermont at such place as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of such meeting. Upon request in writing to the Secretary, sent by registered mail or delivered to him in person, by the persons entitled to call a meeting of the shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time fixed by the Secretary, not less than 10 nor more than 60 days after the date of the notice. The Secretary shall have the sole authority to give notice of any special meeting of the shareholders to the extent consistent with the Vermont Business Corporation Act, and any business conducted or action taken at a special meeting of the shareholders not called in accordance with this section shall not be binding on the Corporation to the extent consistent with the Vermont Business Corporation Act.

      SECTION 2:3 Notice of Meetings. Written or printed notice of meetings, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes therefor, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail addressed to the shareholder at his address as it appears on the stock transfer books, with postage thereon prepaid. Notice of the time and place or of the business to be transacted thereat of any adjourned session of a meeting of shareholders shall not be required to be given other than by announcement at the meeting at which the adjournment is taken, except when a meeting is adjourned for 30 days or more.

      SECTION 2:4 Waiver of Notice and Consents. Any person entitled to notice of a meeting of shareholders may waive such notice by a written waiver signed by him either before or after the time of the meeting. Such waiver shall be equivalent to the giving of notice, providing that such waiver be inserted in the minute book.

      SECTION 2:5 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. In the absence of a quorum, any meeting of shareholders need not be held, or may be adjourned from time to time by the Chairman of the meeting or the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. Any duly called meeting at which a quorum is present may be adjourned from time to time by the Chairman of the meeting or majority vote of those present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 2:6 Organization. At each meeting of the shareholders, the President or, in his absence, a Chairman chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 2:7 Voting; Proxies; Ballots. Each shareholder entitled to vote at a meeting of shareholders shall have one vote in person or by proxy for each share of stock standing in his name on the stock transfer books of this corporation as of the time and date hereinafter provided.

      Each shareholder entitled to vote or execute consents may do so either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, and filed with the Secretary of this Corporation. A proxy shall not be valid after the expiration of 11 months from the date of its execution, unless otherwise provided in the proxy.

      Elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.
The vote on any other matter need not be by ballot unless demanded in writing by a shareholder present in person or represented by proxy at the meeting and entitled to vote thereon, or unless so directed by the presiding officer at the meeting. Upon a written demand by any such shareholder, or a direction by the Chairman of the meeting, for a vote by ballot upon any such matter, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.


                                 ARTICLE III

                             BOARD OF DIRECTORS

      SECTION 3:1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. Such Board may exercise all powers possessed by the Corporation, and do such acts and things as are not prohibited by law or otherwise, or expressly required to be done by the shareholders.

      SECTION 3:2 Number, Qualification, and Term of Office. The number of directors of this Corporation which shall constitute the whole Board of Directors shall be nine. The exact number of directors may be increased or decreased from time to time by the shareholders at any meeting, but the number shall not be set at less than seven nor more than eleven without prior amendment of these by-laws.

      Each director shall hold office for a term of three years. If the number of directors is changed, terms of newly elected directors shall be set for such periods of time, up to three years, as will provide for the expiration of the terms of approximately one-third of the directors at the end of each corporate year.

      Directors need not be shareholders.

      SECTION 3:3 Quorum and Manner of Acting. A majority of the directors fixed by the by-laws or vote of the shareholders shall constitute a quorum for the transaction of business at any meeting. Except as herein otherwise expressly provided, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board, such meeting need not be held, or a majority of the directors present thereat may adjourn such meeting of the Board. Any duly called meeting at which a quorum is present may be adjourned from time to time by majority vote of those present. Notice of any adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

      SECTION 3:4 Offices; Places of Meetings. The Board of Directors may hold regular and special meetings at such place or places within or without the State of Vermont as the Board may from time to time determine. Any regular or special meeting shall be valid wherever held, if held upon written consent of all members of the Board given either before or after the meeting and filed with the Secretary.

      SECTION 3:5 Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers, except the Secretary, and the transaction of other business, immediately following each annual election of directors. No notice of such meeting need be given.

      SECTION 3:6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

      SECTION 3:7 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by any two of the directors. Written notice of the time and place of the meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by mail or by other form of written communication at least two days before the meeting. Each such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as through transacted at a meeting duly held after a regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, provided such waiver be inserted in the minute book.

      SECTION 3:8 Organization. At each meeting of the Board of Directors, the President, or in his absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 3:9 Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

      SECTION 3:10 Resignation. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3:11 Vacancies. Any vacancy on the Board of Directors may be filled by a majority of the remaining directors or a sole remaining director (including any director who has submitted a resignation which is to be effective at a later time), although less than a quorum, or, if not so filled by such director or directors within a reasonable time, by the shareholders of the Corporation at any special meeting called for that purpose. Each director so elected shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his death, or until he shall resign. If the Board of Directors accepts the resignation of a director tendered to take effect at a later time, the Board may elect a successor as above provided to take office when the resignation becomes effective. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

      SECTION 3:12 Remuneration. Directors and members of any committee may receive such fixed sum per meeting attended, or such annual sum or sums, and such reimbursement for expenses of attendance at meetings, as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.


                                 ARTICLE IV

                                 COMMITTEES

      SECTION 4:1 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of two or more directors of the Corporation, which shall have and may exercise such powers at the Board of Directors may determine and specify in such resolution or resolutions. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules or procedure, determine its actions, and fix the time and place (whether within or without the Sate of Vermont) of its meetings, and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without case, at any time.


                                  ARTICLE V

                              ACTION BY CONSENT

      SECTION 5:1 General. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee may be taken without a meeting, if all members of the Board or the Committee shall individually or collectively consent in writing to such action, and such written consent or consents shall be filed with the minutes of the proceedings of the Board or Committee.

      Any action required by the Vermont Business Corporation Act to be taken, or which may be taken, at a meeting of shareholders, may be taken without such meeting, if consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereto. Such consent shall have the same effect as a unanimous vote of the shareholders, and may be so stated in any document filed with the Secretary of State under the above Act, provided such written consent is inserted in the minute book.


                                 ARTICLE VI

                                  OFFICERS

      SECTION 6:1 Number. The principal officers of the Corporation shall be a President, Chairman of the Board, and one or more Vice Presidents, as may be elected by the Board of Directors, a Treasurer, and a Secretary (who shall reside in the State of Vermont). In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of these by-laws. Any two or more offices, except those of President and Secretary, may be held by the same person.

      SECTION 6:2 Election and Term of Office. The officers of the Corporation, except the Secretary and such subordinate officers as may be appointed in accordance with the provisions of these by-laws, shall be elected at the annual meeting of the Board of Directors. The Secretary shall be elected by the shareholders at the annual meeting of the shareholders. Each officer, except such subordinate officers as may be appointed in accordance with the provisions of these by-laws, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall resign or be removed.

      SECTION 6:3 Subordinate Officers. In addition to the principal officers specified in these by-laws, the Corporation may have such other officers, agents and employees as the Board of Directors may deem necessary, including one or more Vice Chairmen of the Board, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine.

      SECTION 6:4 Removal. Any officer or agent may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at any regular or special meeting.

      SECTION 6:5 Resignation. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the President or Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6:6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

      SECTION 6:7 President. The President shall be the chief operational officer of the Corporation. He shall have general supervision of the affairs of the Corporation, subject to the supervision of the chief executive officer, and shall perform all such duties as are incident to his office or as are properly required of him by the Board of Directors. He shall have authority to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, when authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these by-laws, to some other officer, agent or employee of the Corporation.

      SECTION 6:8 Chairman of the Board. The Chairman of the Board shall be chief executive officer of the Corporation and shall preside at meetings of the Board of Directors and the Executive Committee. He shall have general supervisory power over all other officers of the Corporation and shall have express power to perform any acts which the President of the Corporation shall also be authorized to perform.

      SECTION 6:9 Vice President. Each Vice President shall have such powers and perform such duties as shall, from time to time, be assigned to him by the Board of Directors or the President.

      SECTION 6:10 The Treasurer. Except as otherwise provided, the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit or cause to be deposited all such funds in the name of the Corporation in such banks, trust companies and other depositories as shall be selected by the Board of Directors. The Treasurer shall render to the Board of Directors whenever the Board may require him so to do a report of all his transactions as Treasurer. In general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

      SECTION 6:11 The Secretary. The Secretary shall record all votes and proceedings of the shareholders and the Board of Directors; shall have the custody of the corporate seal and of the corporate records and shall keep such records within the State of Vermont; shall keep a record book which shall always be available for the inspection of the shareholders containing the names of the shareholders, their places of residence, the number of shares held by each, the time when they respectively acquired the shares, and the time of any transfers thereof; shall procure and file in his own office certified copies of all papers required to be filed with the Secretary of the State of Vermont, except the annual report required by
Section 2152 of Title 11 of the laws of the State of Vermont; and in general shall perform all duties as may, from time to time, be assigned to him by the Board of Directors or the President.


                                 ARTICLE VII

            CONTRACTS, LOANS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 7:1 Execution of Contracts. The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers or other person or persons to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by the provisions of these by-laws, no officer or other person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

      SECTION 7:2 Loans. No loan shall be contracted on behalf of the Corporation and no negotiable papers shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time.

      SECTION 7:3 Investments. No investments shall be made on behalf of the Corporation, no securities or real estate shall be purchased in its name, and no rules or regulations with respect to investments shall be made or changed, except by such officer or officers or other person or persons as may be delegated by the Board of Directors from time to time.

      SECTION 7:4 Checks, Drafts, etc. All checks, drafts, bills of exchange, and other orders for the payment of money, letters of credit, acceptances, obligations, notes and other evidences of indebtedness of the Corporation shall be signed or endorsed by such officer of officers or other person or persons as may be designated by the Board of Directors from time to time.

      SECTION 7:5 Bank and Custodial Accounts. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank and custodial accounts with such banks, trust companies, other financial institutions, or private individuals, as it may select as depositories for the funds of the Corporation or as custodians or depositories for securities held or owned by the Corporation. The Board of Directors may make, and may change from time to time, rules, regulations and agreements applicable to such accounts, including, but without limitation, rules, regulations and agreements with respect to the use of facsimile and printed signatures. The Board of Directors may from time to time withdraw funds or securities from, or take other action with respect to, or terminate, any of the Bank and custodial accounts of the Corporation and take action with respect to funds or securities on deposit or required to be on deposit with, or under the jurisdiction of, governmental agencies or authorities. Any of such powers of the Board of Directors with respect to bank and custodial accounts or funds or securities may be delegated by the Board of Directors to any officer or officers or other person or persons as may be designated by the Board of Directors.


                                ARTICLE VIII

                              BOOKS AND RECORDS

      SECTION 8:1 Location. The books and records of the Corporation, including a record of its shareholders, shall be kept at its registered office or principal place of business as the Board of Directors may from time to time determine. The record of shareholders shall specify the names and addresses of each shareholder and the number and class of the shares held by him.

      SECTION 8:2 Addresses of Shareholders. Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his address appearing on the books of the Corporation.

      SECTION 8:3 Record Date. The Board of Directors shall have the authority to fix the record date of determination of shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, to demand a special meeting, to receive payment of a dividend, to vote or to take any other action to the full extent permitted by law. In the event notice of the meeting is waived by all shareholders, such waivers shall be signed by the shareholders who appeared as such on the books of the Corporation at 9 o'clock a.m. on the tenth day before the meeting. In the event action is taken by consent of all the shareholders without a meeting, the consents shall be signed by the shareholders who appeared as such on the books of the Corporation at the time such action is taken.


                                 ARTICLE IX

                               SHARES OF STOCK

      SECTION 9:1 General. Every owner of stock of the Corporation shall be entitled to have a certificate in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President, and either the Treasurer or Secretary, and may be sealed with the corporate seal. Such seal may be a facsimile, engraved or printed.
 In case any officer or officers who have signed any such certificate shall have ceased to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate has been issued by the Corporation, such certificate may, nevertheless, be adopted by the Corporation and be issued and delivered with the same effect as if such officer or officers were such at the date of issue.


                                  ARTICLE X

                           DIVIDENDS AND RESERVES

      SECTION 10:1 General. The Board of Directors may from time to time determine whether any and, if any, what part of the net profits of the Corporation or of its surplus available therefor pursuant to law and to the Articles of Association shall be declared by it as dividends on the stock of the Corporation. The Board of Directors may in its discretion, in lieu of declaring any such dividend, use and apply any of such net profits or surplus as a reserve for working capital to meet contingencies for the purpose of maintaining or increasing the property or business of the Corporation, or for any other lawful purpose which it may think conducive to the best interests of the Corporation.


                                 ARTICLE XI

            INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

      SECTION 11:1 Indemnification. Each person (and the estate or personal representative of each such person) who at any time has served or serves as a director or officer of the Corporation, or as specifically designated by the Board of Directors of the Corporation in writing to be covered hereunder, any employee who, at the Corporation's request, has served or serves as a director or officer of the Corporation or as specifically designated by the Board of Directors of the Corporation in writing to be covered hereunder, any employee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (each such person shall be defined for purposes of this Article XI as an "Indemnitee") shall be indemnified by the Corporation to the full extent permitted by law in connection with the investigation, defense, appeal, or settlement of any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal and whether or not arising by or in the right of the Corporation (each such proceeding shall be defined for purposes of this Article XI as a "Proceeding"), to which the Indemnitee was or is a party, or to which the Indemnitee was or is threatened to become a party, by reason of the fact that the Indemnitee has served or serves as a director or officer of the Corporation, or as any employee of the Corporation that has been specifically designated by the Board of Directors in writing to be covered hereunder, including, without limitation, against:

      (1) reasonable costs and expenses, including attorneys' fees (such costs and expenses shall be defined for purposes of this Article XI as "Expenses"), incurred by the Indemnitee in connection a Proceeding; and

      (2) the obligation to pay a judgment, settlement, penalty, or fine (including an excise tax assessed with respect to an employee benefit plan) incurred by the Indemnitee with respect to a Proceeding.

      SECTION 11:2 Procedure for Determining Permissibility. To determine whether any indemnification or advance of Expenses under this Article XI is permissible, the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, may, and, where indemnification is required hereunder or on request of any person seeking indemnification or advance of Expenses, shall, determine in each case whether the standards under applicable law have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of Expenses and the time such claim is made, at the option of the person seeking indemnification or advance of Expenses, the permissibility of indemnification or advance of Expenses shall be determined by independent legal counsel. The Expenses of any director, officer, employee, or other authorized agent of the Corporation in prosecuting a successful claim for indemnification or advance of Expenses, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of Expenses, shall be borne by the Corporation.

      For purposes of this Article XI, "independent legal counsel" means counsel who has never been an employee of the Corporation and who has not, and whose firm has not, performed legal services for the Corporation or any of its affiliates pertaining to the matter for which indemnification is sought for a period of at least two years before retention as independent counsel.

      SECTION 11:3 Advance of Expenses. Subject to applicable law, Expenses incurred by any Indemnitee shall be paid by the Corporation in advance of the final disposition of any Proceeding.

      SECTION 11:4 Reliance of Directors, Officers and Employees; Contractual Obligation. The provisions of this Article XI and the obligations of the Corporation hereunder shall be deemed to constitute a contract by and between the Corporation and each Indemnitee, and no modification or repeal of any provision of this Article XI shall affect to the detriment of any such person such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal. In the event of a breach of the contract created by this Article XI, any such Indemnitee shall have the right to enforce such contract in any court of competent jurisdiction and, if he or she prevails in such enforcement action, shall be entitled to be reimbursed by the Corporation for his or her reasonable costs and expenses, including reasonable attorneys' fees.

      SECTION 11:5 Rights Not Exclusive. The rights of indemnification provided for in this Article XI shall be in addition to, and not in lieu of, any other rights and remedies to which any person may be entitled. The rights of indemnification provided for in this Article XI shall apply to a claim, cause of action, Liability, or Proceeding arising or commenced prior to the adoption of this Article XI.

      SECTION 11:6 Insurance and Other Indemnification. The Board of Directors shall have the power to (a) authorize the Corporation to purchase and maintain, at the Corporation's expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by applicable law, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (c) give other indemnification to the extent permitted by applicable law.


                                 ARTICLE XII

                                    SEAL

      SECTION 12:1 General. The Board of Directors shall provide a corporate seal and may alter the same from time to time. The Corporation may use such seal by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.


                                ARTICLE XIII

                                 FISCAL YEAR

      SECTION 13:1 General. The fiscal year of the Corporation shall be closed in each calendar year on December 31.

      All books, records and tax returns shall be kept and made in accordance with said fiscal year and shall conform thereto.


                                 ARTICLE XIV

                                 AMENDMENTS

      SECTION 14:1 General. The initial by-laws of the Corporation shall be adopted by the Board of Directors. Thereafter, any and all by-laws of the Corporation may be adopted, altered, amended or repealed by vote of the Board of Directors or shareholders. No by-law of the Corporation may be adopted, altered or amended by the Board of Directors, nor shall any by-law adopted by said Board have any force and effect if it would conflict or be inconsistent with a by-law voted by the shareholders. The Board of Directors shall not alter, amend or repeal any by-law adopted by the shareholders.


                                 ARTICLE XV

                                MISCELLANEOUS

      SECTION 15:1 Repayment of Disallowed Payments. Salary payments made to an officer of the corporation that shall be disallowed in whole or in part as a deductible expense for Federal income tax purposes, shall be reimbursed by such officer to the corporation to the full extent of the disallowance. It shall be the duty of the Board of Directors to enforce repayment of each such amount disallowed.

      SECTION 15:2 By-Law Exceptions. Each and every by-law shall be deemed to contain and include the following sentence and shall be construed accordingly:

            This by-law shall not be effective or in force to the extent prohibited, restricted or modified by the laws and pertinent regulations of (1) the United States, (2) the State of Vermont, (3) the Articles of Association or (4) by the action of the shareholders, whenever by law such action governs and/or controls the subject matter or supersedes the provisions of the by-laws.


                                 CERTIFICATE


      I hereby certify that the foregoing Amended and Restated By-Laws of Health Insurance of Vermont, Inc., are a true and correct copy of the Amended and Restated By-Laws of Health Insurance of Vermont, Inc., as adopted, confirmed and ratified by the Directors of said Corporation on March 6, 1995.




                                       Attest:_______________________________
                                                      Secretary



Dated:_____________________________